                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

     Filed by the registrant  [X]
     Filed by a party other than the registrant  [_]

     Check the appropriate box:
     [_] Preliminary proxy statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive proxy statement
     [_] Definitive additional materials
     [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PUBLIC STORAGE, INC.
                             --------------------
               (Name of Registrant as Specified in Its Charter)

                 ---------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

             ------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             ------------------------------------------

         (5) Total fee paid:

             ------------------------------------------

     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

             ------------------------------------------

         (2) Form, schedule or registration statement no.:

             ------------------------------------------

         (3) Filing party:

             ------------------------------------------

         (4) Date filed:

             ------------------------------------------



--------------

                             PUBLIC STORAGE, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 11, 1997


          The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation (the Company"), will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, on November 11, 1997, at the hour of 10:00 a.m., for the following purposes:


          1. To elect directors for the ensuing year.

          2. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.


          The Board of Directors has determined that only holders of record of Common Stock at the close of business on September 19, 1997 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

          Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

          You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.

                             By Order of the Board of Directors



                                 SARAH HASS, Secretary

Glendale, California
October 6, 1997

                             PUBLIC STORAGE, INC.

                              701 Western Avenue
                        Glendale, California 91201-2397

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               November 11, 1997

                                    GENERAL

          This Proxy Statement (first mailed to shareholders on or about October 10, 1997) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the "Company") of proxies, including the enclosed Proxy, for use at the Company's Annual Meeting of Shareholders to be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California at 10:00 a.m. on November 11, 1997 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect six directors of the Company and (2) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

          Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made, the shares will be voted FOR the election as directors of the nominees named hereinafter. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

          Since November 1995, the Company has been self-administered and self-managed through a merger (the "PSMI Merger") with Public Storage Management, Inc. ("PSMI").

                                QUORUM AND VOTING

          The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.

          Only holders of record of Common Stock at the close of business on September 19, 1997 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 102,984,061 shares of Common Stock issued and outstanding.

          With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The six candidates who receive the most votes will be elected directors of the Company.

In voting upon any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                             ELECTION OF DIRECTORS

          Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

                Name                  Age              Director Since
                ----                  ---              --------------

          B. Wayne Hughes              64                   1980
          Harvey Lenkin                61                   1991
          Robert J. Abernethy          57                   1980
          Dann V. Angeloff             61                   1980
          William C. Baker             64                   1991
          Uri P. Harkham               49                   1993

          B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of Board and sole Chief Executive Officer. Mr. Hughes was an officer and director of affiliates of PSMI and a director of PSMI until November 1995. Mr. Hughes has been Chairman of the Board and Chief Executive Officer since 1990 of Public Storage Properties XI, Inc. ("Properties 11") and Public Storage Properties XX, Inc. (collectively, the "Public Storage REITs"), real estate investment trusts ("REITs") that were organized by affiliates of PSMI and whose mini-warehouse properties are operated by the Company. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of Public Storage Properties VI, Inc., Public Storage Properties VII, Inc., Public Storage Properties VIII, Inc., Public Storage Properties IX, Inc. ("Properties 9"), Public Storage Properties X, Inc. ("Properties 10"), Public Storage Properties XII, Inc. ("Properties 12"), Public Storage Properties XIV, Inc. ("Properties 14"), Public Storage Properties XV, Inc. ("Properties 15"), Public Storage Properties XVI, Inc. ("Properties 16"), Public Storage Properties XVII, Inc. ("Properties 17"), Public Storage Properties XVIII, Inc. ("Properties 18"), Public Storage Properties XIX, Inc. ("Properties 19"), PS Business Parks, Inc. ("PSBP"), Partners Preferred Yield, Inc. ("PPY"), Partners Preferred Yield II, Inc. ("PPY2"), Partners Preferred Yield III, Inc. ("PPY3") and Storage Properties, Inc. ("SPI") (collectively, the "Merged Public Storage REITs"), affiliated REITs that were merged into the Company between September 1994 and June 1997. He has been active in the real estate investment field for over 25 years.

          Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin was an officer and director of PSMI and its affiliates until November 1995. He has been President of the Public Storage REITs since 1990. He was President of the Merged Public Storage REITs from 1989-90 until the respective dates of merger and was also a director of SPI from 1989 until June 1996.

          Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of directors of Johns Hopkins University and of the Los Angeles County Metropolitan Transportation Authority and a former member of the board of directors of the Metropolitan Water District of Southern California.

          Dann V. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which secures a note owned by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of Compensation Resource Group, Eagle Lifestyle Nutrition, Inc., Nicholas/Applegate Growth Equity Fund, Nicholas/Applegate Investment Trust, ReadyPac Produce, Inc. and Royce Medical Company. He was a director of SPI from 1989 until June 1996.

          William C. Baker, a member of the Audit Committee, became a director of the Company in November 1991. Since April 1996, Mr. Baker has been Chairman of the Board of Santa Anita Realty Enterprises, Inc., a REIT that owns the Santa Anita Racetrack and other real estate assets. In August 1996, he became Chairman of the Board and Chief Executive Officer of Santa Anita Operating Company, which operates the Santa Anita Racetrack through its subsidiary the Los Angeles Turf Club, Incorporated. From April 1993 through May 1995, Mr. Baker was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, he was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. Since 1991, he has been Chairman of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, he was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. Mr. Baker is a director of Callaway Golf Company.

          Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles and Australia.

Directors and Committee Meetings

          The Board of Directors held 11 meetings and the Audit Committee held three meetings during 1996. Each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served (during the periods that he served), during 1996. The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the

Company's stock option and incentive plans. The Company does not have a compensation or a nominating committee. The Company has stock option and incentive plans, which are administered by the Audit Committee.

Security Ownership of Certain Beneficial Owners

          The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:


                                                               Shares of Common Stock
                                                               Beneficially Owned
                                                               --------------------------------
                                                               Number             Percent
Name and Address                                               of Shares          of Class
----------------                                               ---------          --------
B. Wayne Hughes, B. Wayne Hughes, Jr., Parker Hughes Trust     37,211,119         36.1%
No. 2, Tamara L. Hughes, PS Orangeco, Inc., a California
corporation ("PSOI")
701 Western Avenue,
Glendale, California  91201-2397,
PS Insurance Company, Ltd., a
Bermuda corporation ("PSIC")
41 Cedar Avenue
Hamilton, Bermuda (1)

FMR Corp.                                                       6,312,803          6.1%
82 Devonshire Street
Boston, Massachusetts 02109 (2)

Cohen & Steers Capital Management, Inc.                         6,514,100          6.3%
757 Third Avenue
New York, New York  10017 (3)

----------------

(1) This information is as of September 15, 1997. The reporting persons listed above (the "Reporting Persons") have filed a joint Schedule 13D, amended as of June 24, 1997. The number of shares of Common Stock beneficially owned by the Reporting Persons at September 15, 1997 includes 6,522 shares which can be acquired upon conversion of 3,875 shares of 8.25% Convertible Preferred Stock which are beneficially owned by the Report Persons. The common stock of PSOI (representing approximately 5% of the equity) is owned one-third each by B. Wayne Hughes, Tamara L. Hughes (an adult daughter of
     B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes), and the non-voting preferred stock of PSOI (representing approximately 95% of the equity) is owned by the Company. The stock of PSIC is owned approximately 45% by B. Wayne Hughes, 47% by Tamara L. Hughes and 8% by B. Wayne Hughes, Jr. Tamara L. Hughes is the trustee of Parker Hughes Trust No. 2, an irrevocable trust for the benefit of a minor son of B. Wayne Hughes. Each of the Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. B. Wayne Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. share voting and dispositive power with respect to the 30,777 shares owned by PSOI, and B. Wayne Hughes and Tamara L. Hughes share voting and dispositive power with respect to the 301,032 shares owned by PSIC. B.

     Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr., Parker Hughes Trust No. 2 and Tamara L. Hughes (an aggregate of 17,741,502 shares (exclusive of the shares owned by PSOI and PSIC) or approximately 17.2% of the shares of Common Stock outstanding (or deemed to be outstanding) as of September 15, 1997). Each of the other Reporting Persons disclaims beneficial ownership of the shares owned by any other Reporting Person.

     The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by Tamara L. Hughes and B. Wayne Hughes, Jr. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.

(2) This information is as of December 31, 1996 and is based on a Schedule 13G (Amendment No. 2) filed by FMR Corp. (except that the percent shown in the table is based on the shares of Common Stock outstanding at September 15,
     1997). As of December 31, 1996, FMR Corp. beneficially owned 6,312,803 shares of Common Stock. This number includes 5,907,600 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to several investment companies registered under
     Section 8 of the Investment Company Act of 1940, and 405,203 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of various institutional accounts. FMR Corp. has sole voting power with respect to 367,003 shares and sole dispositive power with respect to 6,312,803 shares.

(3) This information is as of March 31, 1997 and was provided by Cohen & Steers Capital Management, Inc. (except that the percent shown in the table is based on the shares of Common Stock outstanding at September 15, 1997). As of March 31, 1997, Cohen & Steers Capital Management, Inc. beneficially owned 6,514,100 shares of Common Stock. Cohen & Steers Capital Management, Inc. has sole voting power with respect to 5,741,800 shares and sole dispositive power with respect to 6,514,100 shares.

Security Ownership of Management

          The following table sets forth information as of September 15, 1997 concerning the beneficial ownership of Common Stock of each director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1996 and all directors and executive officers as a group:


                                                 Shares of Common Stock:
                                                   Beneficially Owned (1)
                                                   Shares Subject to Options (2)
                                                   Shares Issuable Upon Conversion
                                                   of Convertible Preferred Stock (3)
                                                 --------------------------------------

                                                 Number
                                                 of Shares                      Percent
                                                 --------------------------------------
B. Wayne Hughes                                   19,469,617 (1)(4)               18.9%

Harvey Lenkin                                        596,585 (1)(5)                0.6%
                                                      56,666 (2)                     *
                                                       4,040 (3)                     *
                                                      ------                        --
                                                     657,291                       0.6%

Robert J. Abernethy                                   72,185 (1)                     *
                                                      14,999 (2)                     *
                                                      ------                        --
                                                      87,184                         *

Dann V. Angeloff                                      82,694 (1)(6)                  *
                                                       4,999 (2)                     *
                                                       -----                        --
                                                      87,693                         *

William C. Baker                                      10,000 (1)                     *
                                                      24,999 (2)                     *
                                                      ------                        --
                                                      34,999                         *

Uri P. Harkham                                       529,192 (1)(7)                0.5%
                                                       4,999 (2)                     *
                                                     -------                        --
                                                     534,191                       0.5%

David Goldberg                                        81,199 (1)(8)                  *
                                                      89,166 (2)                     *
                                                       1,682 (3)                     *
                                                     -------                        --
                                                     172,047                       0.2%

Hugh W. Horne                                        126,754 (1)(9)                0.1%
                                                      66,833 (2)                     *
                                                      ------                        --
                                                     193,587                       0.2%

Marvin M. Lotz                                       104,457 (1)(10)               0.1%
                                                      92,500 (2)                     *
                                                     -------                        --
                                                     196,957                       0.2%

All Directors and Executive Officers as           21,208,170 (1)(4)(5)(6)         20.6%
a Group (13 persons)                                         (7)(8)(9)(10)(11)
                                                     455,491 (2)                   0.4%
                                                      21,378 (3)                     *
                                                     -------                        --
                                                  21,685,039                      21.0%

--------------------

*    Less than 0.1%.

(1) Shares of Common Stock beneficially owned as of September 15, 1997. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of September 15, 1997, and portion of which will be vested within 60 days of September 15, 1997, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to the Company's stock option and incentive plans.

(3) Represents shares of Common Stock which can be acquired upon conversion of the shares of 8.25% Convertible Preferred Stock which are beneficially owned as of September 15, 1997 by the named individuals or the group.

(4) Includes 19,086,549 shares held of record by the B. W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,428 and 1,423 shares, respectively, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power, 5,045 shares held by Mrs. Hughes as to which she has investment power and 43,363 shares held by Mrs. Hughes as custodian FBO Parker Hughes Trust dated 3/7/91. Also includes 30,777 shares held of record by PSOI as to which Mr. Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. share voting and dispositive power and 301,032 shares held of record by PSIC as to which Mr. Hughes and Tamara L. Hughes share voting and dispositive power.

(5) Includes 1,249 and 734 shares, respectively, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 300 shares held by Mrs. Lenkin, 574 shares and 150 shares, respectively, held by Mrs. Lenkin as custodian for two sons and 100 shares held by a custodian of an IRA for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(6) Includes 6,000 shares held by a custodian of an IRA for Mr. Angeloff, 3,000 shares held by Mr. Angeloff as trustee of Angeloff's Children Trust and 71,694 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(7) Includes 65,057 shares held by Mr. Harkham as trustee of Harkham Industries Profit Sharing Plan, 375,594 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 74,075 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 1,440 shares held by a custodian of an IRA for Mr. Harkham as to which he has investment power, 3,102, 3,177, 2,650, 1,950 and 2,050 shares, respectively, held by Mr. Harkham as custodian for five of his children and 97 shares held by a custodian of an IRA for a son.

(8) Includes 6,358 shares held by a custodian of an IRA for Mr. Goldberg and 3,419 shares held by David Goldberg Profit Sharing Plan. Excludes 540,000 shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote 5).

(9) Includes 99 shares held by a custodian of an IRA for Mr. Horne, 3,616 shares held by Mrs. Carolyn V. Horne, 138, 138 and 138 shares, respectively, held by Mrs. Horne as custodian for three sons and 320, 320 and 279 shares, respectively, held by Mr. Horne as custodian for three sons.

(10) Includes 15,411 and 18,107 shares, respectively, held by Mr. Lotz as custodian for two daughters and 12,326 and 1,126 shares, respectively, held by custodians of IRAs for Mr. Lotz.

(11) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

          The following tables set forth information as of September 15, 1997 concerning the remaining security ownership of each director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1996 and all directors and executive officers of the Company as a group:

                               Shares of 8.25%                                             Shares of 9.20%
                               Convertible Preferred         Shares of 10% Cumulative      Cumulative Preferred
                               Stock                         Preferred Stock, Series A     Stock, Series B
                               Beneficially Owned (1)        Beneficially Owned (1)        Beneficially Owned (1)
                               -------------------------     --------------------------    ----------------------
                               Number                        Number                        Number
                               of Shares         Percent     of Shares          Percent    of Shares      Percent
                               -------------------------     --------------------------    ----------------------
B. Wayne Hughes                    --              --           --                --          --            --

Harvey Lenkin                   2,400 (1)(2)       0.1%      1,000 (1)             *       1,600 (1)         *

Robert J. Abernethy                --              --           --                --          --            --

Dann V. Angeloff                   --              --           --                --          --            --

William C. Baker                   --              --           --                --          --            --

Uri P. Harkham                     --              --           --                --          --            --

David Goldberg                  1,000 (3)           *           --                --          --            --

Hugh W. Horne                      --              --           --                --          --            --

Marvin M. Lotz                     --              --           --                --          --            --

All Directors and Executive    12,700 (1)(2)(3)(4) 0.6%      6,160 (1)(4)         0.3%     5,600 (1)(4)     0.2%
Officers  as a Group
(13 persons)

                            Shares of Adjustable
                            Rate Cumulative           Shares of 9.50%             Shares of 10%
                            Preferred Stock,          Cumulative Preferred        Cumulative Preferred
                            Series C Beneficially     Stock, Series D             Stock, Series E
                            Owned (1)                 Beneficially Owned (1)      Beneficially Owned (1)
                            ----------------------    -----------------------     -----------------------
                            Number                    Number                      Number
                            of Shares      Percent    of Shares       Percent     of Shares       Percent
                            ----------------------    -----------------------     -----------------------
B. Wayne Hughes                --           --           --             --           --             --

Harvey Lenkin               5,300 (1)(5)   0.4%          --             --           893            *

Robert J. Abernethy            --           --           --             --           --             --

Dann V. Angeloff               --           --           --             --           --             --

William C. Baker               --           --           --             --           --             --

Uri P. Harkham                 --           --           --             --           --             --

David Goldberg                600 (6)       *            --             --           --             --

Hugh W. Horne                  --           --           --             --           --             --

Marvin M. Lotz                 --           --           --             --           --             --

All Directors and           5,900 (1)(5)    0.5%      7,300 (1)(4)     0.6%      15,193 (1)(4)     0.7%
  Executive Officers              (6)
  as a Group
  (13 persons)

                                                               Depositary Shares,           Depositary Shares,
                                                               Each Representing            Each Representing
                                  Shares of 9.75%              1/1,000 of a Share of        1/1,000 of a Share
                                  Cumulative Preferred         8-7/8% Cumulative            of 8.45% Cumulative
                                  Stock, Series F              Preferred Stock, Series G    Preferred Stock, Series H
                                  Beneficially Owned (1)       Beneficially Owned (1)       Beneficially Owned (1)
                                  ----------------------       ----------------------       ----------------------
                                  Number                       Number                       Number
                                  of Shares     Percent        of Shares     Percent        of Shares      Percent
                                  ----------------------       ----------------------       ----------------------
B. Wayne Hughes                      --           --              --            --             --            --

Harvey Lenkin                        --           --              --            --             --            --

Robert J. Abernethy                  --           --              --            --             --            --

Dann V. Angeloff                     --           --              --            --             --            --

William C. Baker                     --           --              --            --             --            --

Uri P. Harkham                       --           --              --            --             --            --

David Goldberg                       --           --              --            --             --            --

Hugh W. Horne                        --           --              --            --             --            --

Marvin M. Lotz                       --           --              --            --             --            --

All Directors and Executive       9,550 (1)(4)   0.4%          8,000 (1)(4)    0.1%         8,000 (1)(4)    0.1%
  Officers as a Group
  (13 persons)

-----------------
*  Less than 0.1%

(1) Shares of 8.25% Convertible Preferred Stock, 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C, 9.50% Cumulative Preferred Stock, Series D, 10% Cumulative Preferred Stock, Series E, 9.75% Cumulative Preferred Stock, Series F, Depositary Shares, each representing 1/1,000 of a Share of 8-7/8% Cumulative Preferred Stock, Series G, or Depositary Shares, each representing 1/1,000 of Share of 8.45% Cumulative Preferred Stock, Series H, as applicable, beneficially owned as of September 15, 1997. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes 100 shares held by Mrs. Lenkin and 300 shares held by Mrs. Lenkin as custodian for a son.

(3) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 500 shares held by David Goldberg Profit Sharing Plan.

(4) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(5) Shares held of record by the PSI Plan as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(6) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 100 shares held by David Goldberg Profit Sharing Plan. Excludes 5,300 shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote
      5).

          As of September 15, 1997, the directors and executive officers of the Company did not own any shares of the Company's Depositary Shares, each representing 1/1,000 of a Share of 8-5/8% Cumulative Preferred Stock, Series I, Depositary Shares, each representing 1/1,000 of a Share of 8% Cumulative Preferred Stock, Series J, Equity Stock, Series A or Class B Common Stock (the Class B Common Stock is owned by Tamara L. Hughes and B. Wayne Hughes, Jr.).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of any registered class of the Company's equity securities ("10% owners"), to file with the Securities and Exchange Commission ("SEC") initial reports (on Form 3) of ownership of the Company's equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to the fiscal year ended December 31, 1996, (i) Uri P. Harkham, a director of the Company, filed one report on Form 5 which disclosed two transactions that were not timely reported and (ii) Obren B. Gerich, an executive officer of the Company, filed one report on Form 4 which disclosed (in addition to a transaction that was timely reported) one transaction that was not timely reported.

                                  COMPENSATION

Compensation of Executive Officers

          Prior to November 16, 1995, the effective date of the PSMI Merger (the "Effective Date"), the Company did not pay cash compensation to its executive officers (other than the directors' fees and expenses paid to Harvey Lenkin--see "Compensation of Directors" below).

          Prior to the Effective Date, the Company had an advisory contract with Public Storage Advisers, Inc. (the "Adviser") pursuant to which the Company paid advisory fees to the Adviser, and the Company had management agreements with PSMI and Public Storage Commercial Properties Group, Inc. ("PSCP") pursuant to which the Company paid fees to PSMI and PSCP. The Adviser, PSMI and (prior to the Effective Date) PSCP were controlled by B. Wayne Hughes and members of his family.

          On the Effective Date, the Advisory Contract and the Management Agreement were extinguished, and the Company became self-administered and self-managed. Accordingly, beginning on the Effective Date, the Company began to pay cash compensation to its executive officers.

          The following table sets forth certain information concerning the annual and long-term compensation paid to (i) B. Wayne Hughes, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1996 and one former executive officer of the Company who would have been among the four most highly compensated executive officers had he been an executive officer of the Company on December 31,

1996 (the "Named Executive Officers") for 1996 and (ii) to B. Wayne Hughes for the period beginning on the Effective Date and ending on December 31, 1995 (the Company has no executive officer who earned $100,000 or more from the Company for such period).

                         Summary Compensation Table (1)

                                                                                                 Long-Term
                                             Annual Compensation                                Compensation
                                 -----------------------------------------------------------  -----------------
                                                                                                 Securities
Name and                                                                    Other Annual         Underlying       All Other
Principal Position               Year          Salary             Bonus     Compensation (2)     Options (#)   Compensation (3)
------------------               ----          ------             -----     ----------------     -----------   ----------------
B. Wayne Hughes                  1996        $ 78,500(4)            --          $ 23,900             --          $  2,250
   Chairman of the Board         1995          10,100(5)            --              --               --              --
   and Chief Executive
   Officer

Harvey Lenkin                    1996         248,050(6)         150,500           (7)             95,000           4,300
   President

Marvin M. Lotz                   1996         199,000            150,500           (7)            135,000           4,300
   Senior Vice President

Ronald L. Havner, Jr.            1996         185,000(9)         150,500           (7)             95,000           4,300
   Senior Vice President
   and Chief Financial
   Officer (8)

David Goldberg                   1996         175,000            150,500           (7)             95,000           4,300
   Senior Vice President
   and General Counsel

Hugh W. Horne                    1996         150,000            100,500           (7)             95,000           4,300
   Senior Vice President

----------------

(1) Includes compensation paid by the Company and certain affiliated entities (the Public Storage REITs and the Merged Public Storage REITs).

(2)   Other Annual Compensation consists solely of use of a company car.

(3) All Other Compensation consists solely of employer contributions to the Public Storage Profit Sharing Plan and Trust.

(4) Includes $60,000 paid by the Company (see "Employment Agreement" below) and $18,500 paid by the Public Storage REITs and the Merged Public Storage REITs.

(5) For the period November 16, 1995 through December 31, 1995. Includes $7,500 paid by the Company and $2,600 paid by the Public Storage REITs and the Merged Public Storage REITs.

(6) Includes $124,400 of salary and $23,050 of directors' fees and meeting fees (see "Compensation of Directors" below) paid by the Company and $100,600 of salary paid by the Public Storage REITs and the Merged Public Storage REITs.

(7) Value is not included because it did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(8) Mr. Havner served as Senior Vice President and Chief Financial Officer of the Company until his resignation effective December 16, 1996, when he became Chairman of the Board and Chief Executive Officer of PSCP (now known as American Office Park Properties, Inc.).

(9) Includes $103,000 paid by the Company and $82,000 paid by the Public Storage REITs and the Merged Public Storage REITs.

          The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1996.

                        Option Grants in Last Fiscal Year

                                  Individual Grants
----------------------------------------------------------------------------------      Potential Realizeable
                                               Percent                                    Value at Assumed
                               Number of      of Total                                  Annual Rates of Share
                                Securities    Options                                 Price Appreciation for
                               Underlying    Granted to    Exercise                            Option Term
                                 Options    Employees in    Price       Expiration    ---------------------------
Name                           Granted (#)   Fiscal Year    ($/Sh)        Date          5%                 10%
----------------------------------------------------------------------------------      ----------------------
B. Wayne Hughes                   --            --            --            --             --            --

Harvey Lenkin                    80,000         6.8%        $19.875      05/09/06     $ 1,001,700    $ 2,528,100
                                 15,000         1.3%        $24.875      11/12/06         235,069        593,269

Marvin M. Lotz                  120,000        10.2%        $19.875      05/09/06       1,502,550      3,792,150
                                 15,000         1.3%        $24.875      11/12/06         235,069        593,269

Ronald L. Havner, Jr.            80,000         6.8%        $19.875      05/09/06       1,001,700      2,528,100
                                 15,000         1.3%        $24.875      11/12/06         235,069        593,269

David Goldberg                   80,000         6.8%        $19.875      05/09/06       1,001,700      2,528,100
                                 15,000         1.3%        $24.875      11/12/06         235,069        593,269

Hugh W. Horne                    80,000         6.8%        $19.875      05/09/06       1,001,700      2,528,100
                                 15,000         1.3%        $24.875      11/12/06         235,069        593,269

          All options granted in 1996 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

          The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1996.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
                             Year-End Option Values

                                                                     Number of             Value of Unexercised
                              Shares                           Securities Underlying           In-the-Money
                             Acquired          Value            Unexercised Options             Options at
     Name                 on Exercise(#)    Realized($)        at December 31, 1996          December 31, 1996  (1)
     ----                 --------------    -----------       ----------------------        -----------------------
                                                            Exercisable  Unexercisable   Exercisable    Unexercisable
                                                            -----------  -------------   -----------    -------------
B. Wayne Hughes                --               --              --            --               --             --

Harvey Lenkin                  --               --            15,000       110,000       $  234,375       $ 1,208,750

Marvin M. Lotz                 --               --            45,000       152,500          840,625         1,693,438

Ronald L. Havner, Jr.          --               --            29,000       112,500          483,625         1,248,438

David Goldberg                 --               --            45,000       112,500          825,625         1,248,438

Hugh W. Horne                6,666           $85,825          32,334       109,500          607,140         1,200,438

--------------

(1) Based on closing price of $31.00 per share of Common Stock on December 31, 1996, as reported by the New York Stock Exchange.

Compensation of Directors

          Each of the Company's directors, other than B. Wayne Hughes, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the chairman, who receives $900 per meeting) receives $450 for each meeting of the Audit Committee attended. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive grants of options under the Company's 1996 Stock Option and Incentive Plan (and B. Wayne Hughes and Harvey Lenkin are eligible to receive grants of options and/or restricted stock thereunder) as described below. (See "Compensation of Executive Officers--Option Grants in Last Fiscal Year" for information on the option grants to Harvey Lenkin in 1996 under the Company's 1994 Stock Option Plan and 1996 Stock Option and Incentive Plan.) Under the 1996 Stock Option and Incentive Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

Employment Agreement

          B. Wayne Hughes, the Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the PSMI Merger. This agreement is for a term of five years and provides for annual compensation of $60,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Company does not have a compensation committee. The Company's stock option and incentive plans, under which executive officers are eligible to receive options and/or restricted stock, are administered by the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and William C. Baker.

          Messrs. Hughes and Lenkin, who are executive officers of the Company, are members of the Board of Directors. Mr. Hughes is a director and the Chief Executive Officer of the two Public Storage REITs (and during all or part of 1996, Mr. Hughes was a director and the Chief Executive Officer of Properties 9, Properties 10, Properties 12, Properties 14, Properties 15, Properties 16, Properties 17, Properties 18, Properties 19, PSBP, PPY, PPY2 and PPY3). Until June 1996, Mr. Hughes also was the Chief Executive Officer and a director of SPI, of which Mr. Lenkin was the President and a director. Neither of the two Public Storage REITs has (nor did Properties 9, Properties 10, Properties 12, Properties 14, Properties 15, Properties 16, Properties 17, Properties 18, Properties 19, PSBP, PPY, PPY2, PPY3 or SPI have) a compensation committee.

Certain Relationships and Related Transactions

          Mergers with Related Companies. During 1996 and 1997, 14 of the Merged Public Storage REITs were merged with and into the Company. The Company's executive officers and members of their families received the following consideration in 12 of these mergers:


                                                             Merger Consideration Received
                                                              by the Company's Executive
                                                              Officers and Family Members
                                                       ---------------------------------------
                                                          Shares of the
         Name of Merged            Date of Merger           Company's
       Public Storage REIT        into the Company         Common Stock              Cash
       -------------------        ----------------         ------------              ----
    Properties 9               March 26, 1996                 89,169                     --
    SPI                        June 27, 1996                   9,484               $117,000
    Properties 10              September 16, 1996            102,369                 21,000
    Properties 12              September 16, 1996            214,592                 88,000
    PPY                        December 23, 1996              79,147                 18,000
    PPY 2                      December 23, 1996              86,820                 39,000
    PPY 3                      December 23, 1996              39,817                     --
    Properties 14              April 11, 1997                 37,272                     --
    Properties 15              April 11, 1997                139,096                 15,000
    Properties 16              June 24, 1997                 155,087                 20,000
    Properties 17              June 24, 1997                  46,873                     --
    Properties 19              June 24, 1997                   3,685                     --

          Each of these mergers was approved by the shareholders and the disinterested directors of the respective Merged Public Storage REIT and the disinterested directors of the Company.

          In August 1997, American Office Park Properties, Inc. ("AOPP"), a subsidiary of the Company, and Properties 11 agreed, subject to certain conditions, to merge. In the merger, AOPP would be merged into Properties 11. Upon the merger, each of the 1,819,937 outstanding shares of Properties 11's common stock series A ("Series A Shares") (other than shares held by holders of Series A Shares of Properties 11 ("Series A Shareholders") who have properly exercised dissenters' rights under California law) would continue to be owned by the Series A Shareholders or converted into the right to receive cash as follows: (i) with respect to up to 20% of the outstanding Series A Shares, $20.50 in cash and (ii) the balance of the outstanding Series A Shares would continue to be owned by the Series A Shareholders. In the merger, (i) each share of Properties 11's common stock series B ("Series B Shares") and each share of Properties 11's common stock series C ("Series C Shares") would be converted into 0.8641 Series A Shares (or up to 20% in cash) and (ii) each share of AOPP's capital stock would be converted into 1.18 Series A Shares (or up to 20% in cash). The Series A Shares are listed on the American Stock Exchange and the Series B Shares and Series C Shares are owned by the Company and B. Wayne Hughes. At September 30, 1997, there were 707,071 outstanding Series B Shares and Series C Shares and 3,523,500 outstanding shares of AOPP common stock. Based on the outstanding shares of AOPP common stock at September 30, 1997, (i) approximately 4,727,000 Series A Shares would be issued in the merger (assuming no cash elections) with an additional 7,192,000 shares reserved for issuance upon conversion of partnership interests of Properties 11's consolidated partnership into Series A Shares, and (ii) after the merger, the ownership of Properties 11 by public shareholders would be reduced from 63% to 26% while the beneficial ownership of Properties 11 by the Company would increase from 37% to 74% (assuming no cash elections and no conversion of partnership interests). Concurrently with the merger, the Company would exchange 11 commercial properties for 13 predominantly mini-warehouse properties owned by Properties
11. The merger is conditioned on, among other requirements, approval by the shareholders of Properties 11. B. Wayne Hughes owns approximately 5.6% of the total combined Series A Shares, Series B Shares and Series C Shares of Properties 11 (substantially all of which consists of Series B Shares and Series C Shares).

          Loan to Affiliate. In April 1997, the Company made a revolving one-year unsecured loan bearing interest at 7% per annum to Properties 17 in the principal amount of $5,500,000. The loan was cancelled in June 1997 in connection with the merger of Properties 17 into the Company.

          Option to Acquire Partnership Interests. The Company is the general partner of Public Storage Partners II, a California limited partnership ("Properties 2") and the Company and B. Wayne Hughes are the general partners of Public Storage Properties IV, a California limited partnership ("Properties 4") and Public Storage Properties V, a California limited partnership ("Properties 5"). In 1997 (through September 1997), a corporation wholly owned by B. Wayne Hughes ("BWH Corp.") granted to the Company options to acquire from BWH Corp. limited partnership units ("Units") in each of these partnerships as follows:


Date Option       Name of           Number of Units         Aggregate Exercise          Date Option
Granted           Partnership       Subject to Option       Price of Option             Exercisable
-----------       -----------       -----------------       ------------------          -----------
7/1/97            Properties 2              242 Units         $66,364 plus costs        at any time
                                                                                        after 7/1/98

5/2/97            Properties 4            5,453 Units       2,357,901 plus costs        at any time
                                                                                        after 5/2/98

7/1/97            Properties 4              124 Units          55,428 plus costs        at any time
                                                                                        after 7/1/98

5/2/97            Properties 5            6,067 Units       2,761,083 plus costs        at any time
                                                                                        after 5/2/98

7/1/97            Properties 5               65 Units          29,835 plus costs        at any time
                                                                                        after 7/1/98

          Purchase of Common Stock by Officers and Directors Pursuant to Shelf Registration Statement. The Company's directors have authorized the Company to offer and sell shares of Common Stock (collectively, the "Director and Officer Shares") pursuant to the prospectus included in the Company's shelf registration statement on the following terms: (i) the Director and Officer Shares may be purchased by any one or more of the following persons or entities: (a) any director or officer of the Company (or any corporation or other entity controlled by such director or officer), (b) American Office Park Properties, Inc. or any director or executive officer thereof and (c) the Public Storage Profit Sharing Plan and Trust; (ii) the number of Director and Officer Shares that may be offered and sold to any one person (or entity) is up to 1% of the Company's outstanding shares of Common Stock in a single transaction; and (iii) the purchase price per share is payable in cash and is equal to the average closing price of the Common Stock on the New York Stock Exchange for a specified period prior to the closing of the sale of the shares. In November 1996, Uri P. Harkham, a director of the Company, and an affiliate purchased an aggregate of 43,197 shares on the terms described above for an aggregate price of $1,000,011. The Company may terminate the offering of the Director and Officer Shares at any time in its discretion.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

          Prior to the consummation of the PSMI Merger on November 16, 1995, the Company was externally managed and therefore did not pay cash compensation to its executive officers. Beginning on November 16, 1995, the Company became self-administered and self-managed, and since that date the Company has paid cash compensation to its executive officers.

          As a self-administered and self-managed REIT, and subject to certain considerations applicable to the Chief Executive Officer as discussed below, the Company has determined to pay to its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. Currently, grants of options to executive officers are made under the 1996 Stock Option and Incentive Plan (the "1996 Plan").

          Cash Compensation. Base salary levels are based generally (other than in the case of the Chief Executive Officer) on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company.

          The Chief Executive Officer's base compensation is established in his employment agreement at $60,000 per year. The compensation paid to the Chief Executive Officer is less than that paid to the chief executive officers of other publicly traded REITs and reflects the judgment of the Board of Directors and the Chief Executive Officer that the Chief Executive Officer's performance is rewarded primarily through his significant equity stake in the Company.

          The Company bases its payment of annual bonuses on corporate, business unit and individual performance.

          Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The Company did not grant any options to the Chief Executive Officer during 1996. Options were granted to the named executive officers in varying numbers, as reflected above in the table captioned "Option Grants in Last Fiscal Year." The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

          The 1996 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 1996.

          BOARD OF DIRECTORS                 AUDIT COMMITTEE

          B. Wayne Hughes                    Robert J. Abernethy (Chairman)
          Harvey Lenkin                      William C. Baker
          Robert J. Abernethy
          Dann V. Angeloff

          William C. Baker
          Uri P. Harkham

                          STOCK PRICE PERFORMANCE GRAPH

          The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 1996 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           Public Storage, Inc., S&P 500 Index and NAREIT Equity Index
                      December 31, 1991-December 31, 1996


                         PERFORMANCE GRAPH APPEARS HERE



MEASUREMENT PERIOD             PUBLIC                               NAREIT
(FISCAL YEAR COVERED)          STORAGE, INC.       S&P 500          EQUITY
---------------------          -------------       -------          ------
Measurement Pt. 12/31/91        $100.00            $100.00          $100.00

FYE 12/31/92                     117.80             107.62           114.59

FYE 12/31/93                     201.84             118.46           137.11

FYE 12/31/94                     215.57             120.03           141.46

FYE 12/31/95                     299.36             165.13           163.06

FYE 12/31/96                     507.39             203.05           220.56

                              INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 1997.

          It is anticipated that representatives of Ernst & Young, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT


          The Company has filed, for its fiscal year ended December 31, 1996, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of September 19, 1997, who represents in such request that he or she was the beneficial owner of the Company's shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2397.

                            EXPENSES OF SOLICITATION

          The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

                  DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
               PRESENTATION AT 1998 ANNUAL MEETING OF SHAREHOLDERS

          Any proposal that a shareholder wishes to submit for consideration for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders must be received by the Company no later than July 1, 1998. Shareholder proposals should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2397.

                                  OTHER MATTERS

          The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

          You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.



                                        By Order of the Board of Directors



                                               SARAH HASS, Secretary

Glendale, California
October 6, 1997

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2397


           This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Public Storage, Inc. held of record by the undersigned on September 19, 1997, at the Annual Meeting of Shareholders to be held on November 11, 1997, and any adjournments thereof.

          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE.

     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                   SEE REVERSE
                                                                      SIDE
                                                                  -----------

 X  Please mark votes as in this example.
---

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO BOSTON EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 9381, BOSTON, MA 02205-9381.


1.  ELECTION OF DIRECTORS

Nominees: B. Wayne Hughes, Harvey Lenkin, Robert J. Abernethy, Dann V. Angeloff, William C. Baker and Uri P. Harkham.

       FOR                      WITHHELD
       ALL                      FROM ALL
       NOMINEES                 NOMINEES
  ---                     ---

--------------------------------------                 MARK HERE FOR
For all nominees except as noted above                 ADDRESS CHANGE
                                                       AND NOTE BELOW
                                                                       -----
2. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 6, 1997.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.


Signature:                        Date
          ----------------------       -------
Signature:                        Date
          ----------------------       -------